UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 29, 2012

Date of Report (Date of earliest event reported)

DIGITAL GENERATION, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-27644	94-3140772
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

750 West John Carpenter Freeway, Suite 700 Irving, Texas	75039
(Address of Principal Executive Offices)	(Zip Code)

(972) 581-2000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendments to Executive Employment Agreements

On March 29, 2012, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Digital Generation, Inc. (the “Company”) approved amendments to the employment agreements between the Company and each of Scott K. Ginsburg, the Company’s Executive Chairman, and Neil Nguyen, the President and Chief Executive Officer of the Company.  Pursuant to these amendments, each executive’s annual bonus will be based 75% upon the achievement of corporate performance objectives (generally revenue and EBITDA) and 25% upon individual performance.  With respect to the corporate component of the annual bonus, an achievement level of 90% relative to the corporate performance objectives will be required for any bonus payout and will result in a bonus payment equal to 50% of the target bonus. Each executive will have a maximum annual bonus equal to 200% of the target bonus, which amount would be payable for an achievement level of 110% or more relative to the corporate performance objectives.

The amendments to the executive employment agreements will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending March 31, 2012.

Executive Officer Restricted Stock Unit Awards

On March 29, 2012, the Committee also approved the award of (a) 304,246 performance-based restricted stock units (“RSUs”) to Mr. Ginsburg, and (b) 212,321 performance-based RSUs to Mr. Nguyen, pursuant to the Company’s 2011 Incentive Award Plan (the “2011 Plan”).

Each of the restricted stock unit awards will vest in three equal installments on each of the first three anniversaries of the date of grant, provided that the executive officer continues to be employed by, or provide services to, the Company through such vesting dates.  In addition, the RSUs shall vest on an accelerated basis upon the occurrence of any of the following events: (a) the executive’s death, (b) the executive’s Disability (as such term is defined in that certain Employment Agreement effective as of January 1, 2012, between the executive and the Company), or (c) upon the occurrence of (i) the executive’s Board-approved retirement, (ii) a termination of the executive’s employment by the Company without Cause (as such term is defined in the executive’s employment agreement), (iii) a termination of the executive’s employment for Good Reason (as such term is defined in the executive’s employment agreement), or (iv) the expiration of the Employment Period (as such term is defined in the executive’s employment agreement) following notice by the Company of its election not to renew the Employment Period pursuant to Section 1 of the executive’s employment agreement, in each case, with respect to clauses (i) through (iv) above, to the extent such event occurs following a Change in Control (as defined in the 2011 Plan).

The RSU awards are subject to an additional performance-based vesting condition.  In the event that the aggregate Fair Market Value (as defined in the 2011 Plan) of the total number of shares subject to the RSUs granted to each executive as of December 31, 2012 exceeds 8% of the Company’s EBITDA for 2012, the total number of shares eligible for vesting under such executive’s RSU award shall be automatically reduced accordingly and any excess shares subject to the RSUs shall terminate automatically without any further action by the Company and be forfeited without further notice and at no cost to the Company; provided, however, that in the event the shares subject to the RSUs vest on an accelerated basis pursuant to the preceding sentence prior to December 31, 2012, this sentence shall not apply.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 4, 2012

DIGITAL GENERATION, INC.

By:	/s/ Omar A. Choucair
Name:	Omar A. Choucair
Title:	Chief Financial Officer

3